UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2008

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

601 E. 3rd St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

On October 29, 2008, Acxiom Corporation (the “Company”) issued a press release announcing the results of its financial performance for the second quarter of fiscal year 2009. The Company will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time include certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

The attached press release utilizes a non-GAAP measure of free cash flow available to equity. Free cash flow available to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt. The Company’s management believes that this measure of free cash flow available to equity is superior to the previously reported free cash flow, since it represents the amount of money available for the Company’s discretionary spending after funding all required obligations including scheduled debt payments, and it therefore provides a useful measure of liquidity for assessing the amount of cash available for general corporate and strategic purposes. Free cash flow available to equity is reconciled to operating cash flow, the nearest comparable GAAP measure, in a schedule to the press release.

The attached press release also includes a measure of diluted earnings per share for the quarters and six month-periods ended September 30, 2008 and 2007 on a non-GAAP basis by excluding the earnings-per-share impact of unusual items. Management believes this is a meaningful measure since unusual items are not relevant to the Company’s operations in future periods. The non-GAAP measures of diluted earnings per share are reconciled to GAAP diluted earnings per share within the press release, by disclosing the unusual items which have been excluded for each quarterly period.

The non-GAAP financial measures used by the Company in the attached press release may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release of the Company dated October 29, 2008 announcing second quarter earnings for fiscal year 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 29, 2008

ACXIOM CORPORATION

By:     /s/ Jerry C. Jones

Name:	Jerry C. Jones
Title:	Chief Legal Officer & Sr. Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated October 29, 2008 announcing second quarter earnings for fiscal year 2009.

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